Exhibit 5.1

Fulbright & Jaworski L.L.P.
1301 McKinney, Suite 5100
Houston, Texas 77010

July 1, 2011

CAMAC Energy Inc.
1330 Post Oak Boulevard, Suite 2575
Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to CAMAC Energy Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 6,000,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value, to be offered upon the terms and subject to the conditions set forth in the Company’s 2009 Equity Incentive Plan, as amended June 24, 2011 (the “Plan”).

In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended, of the Company, the Amended and Restated By-laws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We also have examined the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission with respect to the Shares.

We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws) and the federal laws of the United States of America, to the extent applicable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.